                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant       [X]

Filed by a Party other than the Registrant      [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                BWAY Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [_]  No fee required.

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

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     [_]  Fee paid previously with preliminary materials

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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


                                BWAY Corporation
                          8607 Roberts Drive, Suite 250
                             Atlanta, Georgia 30350

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of BWAY Corporation (the "Company"), which will be held on Wednesday, February 20, 2002, at 11:00 a.m., local time, at the Crowne Plaza Ravinia, 4355 Ashford-Dunwoody Road, Atlanta, Georgia 30346.

         The Notice of Meeting, Proxy Statement, Proxy Form and Annual Report of the Company are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

         It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy Form and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                        Sincerely,


                                        /s/ Jeffrey M. O'Connell
                                        Jeffrey M. O'Connell
                                        Vice President, Treasurer and Secretary

                                BWAY Corporation
                          8607 Roberts Drive, Suite 250
                             Atlanta, Georgia 30350


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------

     The Annual Meeting of Stockholders of BWAY Corporation (the "Company") will be held on Wednesday, February 20, 2002, at 11:00 a.m., local time, at the Crowne Plaza Ravinia, 4355 Ashford-Dunwoody Road, Atlanta, Georgia 30346 to consider and take action with respect to the following matters:

     1. The election of two directors to hold office for a term of three years;

     2. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending September 29, 2002; and

     3. The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     Holders of record of the Company's Common Stock at the close of business on January 4, 2002 are entitled to receive notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at the Company's principal executive offices, 8607 Roberts Drive, Suite 250, Atlanta, Georgia 30350, and at the location of the meeting set forth above, in each case for a period of 10 days prior to the meeting.

                            By Order of the Board of Directors



                            /s/ Jeffrey M. O'Connell
                            Jeffrey M. O'Connell
                            Vice President, Treasurer and Secretary


January 18, 2002


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IN ADDITION, YOUR PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY DELIVERY OF A LATER-DATED PROXY.

                                BWAY Corporation
                          8607 Roberts Drive, Suite 250
                             Atlanta, Georgia 30350

                               ___________________

                                 PROXY STATEMENT
                               ___________________

                         Annual Meeting of Stockholders
                                  to be held on
                                February 20, 2002

                               ___________________


     This proxy statement (this "Proxy Statement") is being furnished to the holders of common stock, par value $0.01 per share (the "Common Stock"), of BWAY Corporation (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the annual meeting of stockholders to be held on February 20, 2002 at 11:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"). The purpose of the Annual Meeting is to elect two directors to the Board and to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the 2002 fiscal year.

     This Proxy Statement, the Notice of Meeting, the Proxy Form and the Company's Annual Report to Stockholders, which includes portions of the Company's Annual Report on Form 10-K for the Fiscal Year ended September 30, 2001, are being mailed on or about January 18, 2002 to holders of record of the Common Stock at the close of business on January 4, 2002.

     If the enclosed proxy form (the "Proxy Form") is properly signed, dated and returned to the Company, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote FOR the election of the nominees named herein as directors and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the 2002 fiscal year. The Company's management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of the Company's management.

     Returning your completed Proxy Form will not prevent you from voting in person at the Annual Meeting if you are present and wish to vote. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Company prior to the Annual Meeting at the Company's principal executive offices at the address above or by submission of a later-dated proxy.

     Each outstanding share of Common Stock entitles the holder thereof to one vote on each matter to come before the Annual Meeting. As of January 4, 2002, there were 8,701,806 shares of Common Stock outstanding. The presence in person or by proxy of a majority of the shares of Common Stock outstanding will constitute a quorum for the transaction of business. Pursuant to Delaware law, abstentions are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Under Delaware law, broker "non-votes" are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's by-laws provide that the size of the Board shall be fixed from time to time by resolution of the Board and that vacancies on the Board may be filled by the remaining directors. The Board currently consists of nine directorships. The Board is divided into three classes, which serve staggered three-year terms. Class I consists of John E. Jones, James W. Milton and John W. Puth, whose terms expire at the 2002 Annual Meeting. Class II consists of Jean-Pierre M. Ergas, John T. Stirrup and one vacant directorship, whose terms expire at the 2003 Annual Meeting. The Board has not yet identified and nominated any person to fill the vacant Class II directorship. When the Board identifies a person to fill the vacant Class II directorship, it will appoint that person to serve on the Board until the 2003 Annual Meeting. Class III consists of Thomas A. Donahoe, Alexander P. Dyer and Warren J. Hayford, whose terms expire at the 2004 Annual Meeting. Each director is elected to serve for the remaining term of any vacancy filled by the director or for a three-year term (if elected at an annual meeting of stockholders) or until a successor is duly elected.

     Messrs. Jones and Puth have been nominated for re-election at the Annual Meeting as Class I directors. See "Management-Nominees for Director" and "Management-Continuing Directors" for information with respect to Messrs. Jones and Puth and the continuing directors of the Company. Mr. Milton is retiring and has determined to not stand for re-election as a Class I director. In connection with Mr. Milton's retirement, the Board has reduced its size from nine to eight directorships, effective as of the date of the Annual Meeting, and Class I will thereafter consist of only two directorships. The Company believes that each nominee is willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board may or may not select a substitute nominee. If a substituted nominee is selected, all proxies will be voted for the person selected.

     Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. There is no cumulative voting as to any matter, including the election of directors.

The Board of Directors recommends a vote "FOR" the election of the nominees.

PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of Deloitte & Touche LLP to serve as independent auditors of the Company with respect to the 2002 fiscal year to examine the financial statements of the Company for the fiscal year ending September 29, 2002 and to perform other appropriate accounting services.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, other independent public accountants will be considered by the Board of Directors upon recommendation by the Audit Committee.

     The Audit Committee has considered and determined that the non-audit services provided by Deloitte & Touche LLP in fiscal 2001 are compatible with the auditor's independence. A summary of the fees paid to Deloitte & Touche LLP for services and expenses in fiscal 2001 is as follows:

                                  Financial Information
                                   Systems Design and
              Audit Fees           Implementation Fees          All Other Fees
              ----------           -------------------          --------------

               $174,020                    $0                       $68,626

The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for fiscal year 2002.

                                   MANAGEMENT

     The following sets forth certain information as of January 1, 2002, with respect to the Company's nominees for director, the Company's continuing directors, and certain officers of the Company (including all executive officers of the Company). Officers of the Company serve at the discretion of the Board of Directors.

Nominees for Director

     John E. Jones                                                       Age: 67
     John E. Jones has served as a director of the Company since August 1996. From 1989 until his retirement in 1996, Mr. Jones served as Chairman, President and CEO of CBI Industries, Inc. Mr. Jones is a director of Amsted Industries, Inc., NICOR Inc. and Valmont Industries, Inc. Mr. Jones also serves as Trustee or Director on a number of not-for-profit entities, including Rush-Presbyterian-St. Luke's Medical Center.

     John W. Puth                                                        Age: 72
     John W. Puth has served as a director of the Company since August 1995. Since December 1987, Mr. Puth has served as President of J.W. Puth Associates, an industrial consulting firm. From 1983 to 1987, Mr. Puth was Chairman and President of Clevite Industries, Inc., a manufacturer of industrial products. From 1975 to 1983, Mr. Puth was President and Chief Executive Officer of Vapor Corporation. Mr. Puth is a director of A.M. Castle & Co., L.B. Foster Company and US Freightways Corporation as well as several privately-held corporations. Since October 1998, Mr. Puth has been a general partner of BVCF III & IV Institutional Venture Capital Funds.


Continuing Directors

     Thomas A. Donahoe                                                  Age:  66
     Thomas A. Donahoe has served as a director of the Company since August 1996. Mr. Donahoe was a partner in the accounting firm Price Waterhouse LLP (the "Firm") from 1970 until he retired in June 1996. As a partner in the Firm, Mr. Donahoe held a variety of positions including: Managing Partner-Operations of the Firm's Audit Business Advisory Practice, July 1995 to June 1996; Vice Chairman of the Firm, 1988 to June 1995; member of the Price Waterhouse World Firm General Council, 1985 to June 1995; Managing Partner of the Great Lakes Region, 1978 to June 1995; member of the Firm's Management Committee, 1978 to June 1995; member of the Firm's Policy Board, 1976 to June 1995; and Managing Partner of the Chicago Office, 1976 to June 1994. Mr. Donahoe is a director of Andrew Corporation and NICOR Inc. Mr. Donahoe also serves as a Director or Trustee of a number of not-for-profit entities, including: Chicago Botanic Garden, Chicago Central Area Committee, Executive Service Corp. of Chicago, Kohl's Children's Museum and Rush-Presbyterian-St. Luke's Medical Center.

     Alexander P. Dyer                                                  Age:  69
     Alexander P. Dyer has served as a director of the Company since August 1995. Mr. Dyer served as Chairman of Bunzl plc. from May 1993 to July 1996 and currently serves as its Deputy Chairman and as Chairman of its Remuneration Committee. Mr. Dyer retired from The BOC Group plc. in January 1996, having served as its Chief Executive Officer and Deputy Chairman, in which capacities he served from November 1993 to January 1996. Prior thereto, Mr. Dyer served as Managing Director-Gases of The BOC Group plc. from 1989 to 1993 and worked for Air Products and Chemicals Inc. for 26 years, serving most recently as Executive Vice President responsible for worldwide gases and equipment businesses from 1987 to 1989.

     Jean-Pierre M. Ergas                                                Age: 62
     Jean-Pierre M. Ergas became Chairman and Chief Executive Officer of the Company in January 2000. Mr. Ergas has served as a director of the Company since August 1995 and served as Vice-Chairman of the Board of the Company from July 1999 to December 1999. Mr. Ergas served as Executive Vice President, Europe of Alcan Aluminium Limited, President of Alcan Europe Limited, Executive Chairman of British Alcan Aluminium plc. and Chief Executive Officer of Alcan Deutschland GmbH from June 1996 to December 1999. Mr. Ergas served as Senior Advisor to the Chief Executive Officer of Alcan Aluminium Limited from January 1995 to June 1996 and served as a Trustee of DePaul University from February 1994 to December 1994. Prior thereto, Mr. Ergas served as Senior Executive Vice President of Pechiney S.A. and as a member of the Pechiney Group Executive Committee from 1987 to January 1994 and also held several management positions with various subsidiaries of Pechiney S.A., serving as: Chief Executive Officer of American National Can Company from 1989 to January 1994 and Chairman of the Board from 1991 to January 1994; Chief Executive Officer of Cegedur Pechiney from 1982 to 1988 and Chairman of the Board from 1987 to 1988; Chief Executive Officer of Cebal S.A. from 1974 to 1982 and Chairman of the Board during 1982; and Marketing Manager for Pechiney Aluminum from 1967 to 1974. Mr. Ergas is a trustee of DePaul and AUP Universities and a director of ABC-NACO, Dover Corporation and Compagnie Plastic Omnium.

     Warren J. Hayford                                                   Age: 72
     Warren J. Hayford became non-executive Vice-Chairman of the Board of the Company in December 1999. From 1989 until December 1999, Mr. Hayford served as Chairman of the Board and Chief Executive Officer of the Company. Mr. Hayford has held a number of senior positions within the packaging industry over the past thirty-five years including President and Chief Operating Officer of Gaylord Container Corporation ("Gaylord"), a manufacturer of paper packaging products, 1986 to 1988, and Vice Chairman of Gaylord, 1988 through 1992. Prior to Gaylord, Mr. Hayford served as President and a director of Gencorp, Inc., President and a director of Navistar International Corporation and Executive Vice President and a director of the Continental Group, Inc. Mr. Hayford has also been a director of Gaylord since 1986.

     James W. Milton                                                     Age: 62
     James W. Milton has served as a director of the Company since May 1996. From May 1996 until his retirement in May 2001, Mr. Milton served as Executive Vice President of the Company. Prior thereto, Mr. Milton held several positions, including President, at Milton Can Company, Inc. from 1963 until it was acquired by the Company in May 1996. Mr. Milton also served as Vice President of Van Dorn Company from 1983 to 1988 and as a director of Van Dorn Company from 1984 to 1988. Mr. Milton is a trustee of New Jersey Business and Industry Association and is a director of Norton & Son, Inc. (Muralo Corporation), NJM Bank and NJM Insurance Group.

     John T. Stirrup                                                    Age:  66
     John T. Stirrup has served as a director of the Company since 1989. Mr. Stirrup served as an independent consultant of the Company from June 2000 until December 2001. Mr. Stirrup served as President and Chief Operating Officer of the Company from 1995 to June 2000 and from 1989 to 1995 Mr. Stirrup served as President and Chief Operating Officer of Brockway Standard, Inc., which at the time was the Company's principal operating subsidiary. Mr. Stirrup joined Brockway, Inc. (later acquired by Owens-Illinois Corporation) in 1980 and held a variety of positions including: Group Vice President of Metal & Plastic Packaging, Corporate Purchasing and Regional Airlines of Brockway, Inc., 1985 to 1988; Vice President of Sales and Marketing Brockway Glass Containers of Brockway, Inc., 1983 to 1985; Vice President of Operations Brockway Glass Containers of Brockway, Inc., 1981 to 1983; and Vice President of Manufacturing Brockway Glass Containers of Brockway, Inc., 1980 to 1981. Prior to joining Brockway, Inc., Mr. Stirrup held several positions at Kerr Glass Manufacturing Corp., including Vice President of Manufacturing.

Officers (Other Than Those who are Directors and Listed Above)

     Thomas N. Eagleson                                                  Age: 60
     Thomas N. Eagleson has served as Executive Vice President Manufacturing/Engineering of the Company since July 2000. Prior thereto, Mr. Eagleson held the positions of Senior Vice President of American National Can from 1993 to 1998, Vice President Manufacturing Food/General Line from 1990 to 1993, Vice President Manufacturing Beverage from 1988 to 1990, Vice President Metal Integration Metal Container from 1987 to 1988, Vice President Manufacturing Food/General Line of National Can Corp from 1985 to 1987 and Manager of Manufacturing Food/General Line of National Can Corp from 1983 to 1985. From 1970 to 1983, Mr. Eagleson held positions of increasing responsibility within the manufacturing organization of National Can Corp.

     Kevin C. Kern                                                      Age:  42
     Kevin C. Kern has been Vice President of Administration and Chief Financial Officer of the Company since February 2001. From May 1995 until February 2001, Mr. Kern served as Corporate Controller of the Company. From 1991 to May 1995, Mr. Kern was Controller of McKechnie Plastics Components, Inc. From 1981 to 1991, Mr. Kern was employed by Ernst & Young, most recently as a Senior Audit Manager from 1988 to 1991.

     Jeffrey M. O'Connell                                               Age:  48
     Jeffrey M. O'Connell has been Vice President and Treasurer of the Company since May 1997 and has served as Secretary of the Company since May 2001. From June 1996 to May 1997, Mr.

     O'Connell served as Assistant Treasurer of the Company. From June 1995 to June 1996, Mr. O'Connell served as Vice President of Finance of Macmillan Bloedel Packaging Inc. From October 1994 to June 1995, Mr. O'Connell served as Director of Financial Planning of the Company. Prior thereto, Mr. O'Connell served as Vice President of Administration of Mead Coated Board Division of The Mead Corporation.

     Kenneth M. Roessler                                                Age:  39
     Kenneth M. Roessler has served as Executive Vice President of Sales and Marketing of the Company since March 2000. From June 1993 to February 2000, Mr. Roessler served in various senior management positions with Southcorp Packaging USA, including Vice President of Sales and Marketing from 1998 to February 2000, Vice President and General Manager from 1995 to 1998 and Vice President and Chief Financial Officer from June 1993 through 1995. Prior to June 1993, Mr. Roessler held senior management positions with Berwind Corporation.

Information About the Board of Directors

     The Board of Directors met six times during fiscal 2001. The Board of Directors has an Audit Committee and a Management Resources, Nominating and Compensation Committee. Each director attended 75% or more of the meetings of the Board of Directors and any committees on which such director served during fiscal 2001.

     Audit Committee. The Audit Committee of the Board of Directors is composed of four directors (currently Messrs. Puth, Donahoe, Dyer and Jones). The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and reviews such audit results. The Audit Committee met five times during fiscal 2001.

     Management Resources, Nominating and Compensation Committee. The Management Resources, Nominating and Compensation Committee is composed of four directors (currently Messrs. Puth, Donahoe, Dyer and Jones). The Management Resources, Nominating and Compensation Committee makes recommendations to the Board regarding the compensation of officers of the Company, awards under the Company's compensation and benefit plans and compensation policies and practices. The Management Resources, Nominating and Compensation Committee met five times during fiscal 2001.

Compensation of Directors

     Fees and Expenses. Directors who are employees of the Company or its subsidiaries are not entitled to receive any fees for serving as directors. Each non-employee director receives an annual retainer fee of $25,000 (except for Mr. Hayford, who receives $50,000), a fee per meeting attended of $1,000 and a fee per committee meeting attended of $500. In addition, each non-employee director who serves as a committee chairman receives an annual fee of $3,500. All directors are reimbursed for out-of-pocket expenses related to their service as directors.

     Incentive Plan. Under the Fourth Amended and Restated 1995 Long-Term Incentive Plan (the "Incentive Plan"), the Management Resources, Nominating and Compensation Committee may grant to directors (including non-employee directors) of the Company and its subsidiaries nonqualified stock options, stock appreciation rights in tandem with options, restricted stock awards, performance awards or any combination thereof as the Management Resources, Nominating and Compensation Committee shall determine. Options may be exercised in whole or in part upon the payment of the exercise price of the shares to be acquired and the Management Resources, Nominating and Compensation Committee shall determine the term of the exercise period.

     In fiscal 2001, the Company granted to each non-employee director (other than Mr. Milton and Mr. Stirrup) 10,000 options to acquire shares of the Company's Common Stock. Each such option has an exercise price equal to $4.44, the then current market price of the Company's Common Stock, and such options will vest at a rate of 3,334 options in October 2001, 3,333 options in October 2002 and 3,333 options in October 2003. The Company did not grant options to Mr. Milton and Mr. Stirrup in fiscal 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of the Company's officers, the Company's directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the SEC. Certain officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon the Company's review of the copies of such forms it has received, the Company believes that each of its officers, directors and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during fiscal 2001, except as described below.

     Each of the Company's directors and Named Executive Officers (hereinafter defined) inadvertently failed to file a Form 5 by November 14, 2001 to report,
(i) for each of Messrs. Donahoe, Dyer, Eagleson, Ergas, Hayford, Jones, Kern, Puth and Roessler, the receipt of certain option grants, (ii) for each of Messrs. Donahoe, Dyer, Ergas, Hayford, Jones, Kern, Milton, Puth and Stirrup, the repurchase by the Company of certain outstanding options in connection with the Company's July 2001 option repricing, (iii) for each of Messrs. Ergas, Kern and Roessler, the acquisition of shares of the Company's Common Stock under the Company's 401(k) plan and, (iv) for Mr. Stirrup, the disposition of shares of the Company's Common Stock under the Company's 401(k) plan. Upon learning of such errors, each of the Company's directors and Named Executive Officers filed a Form 5 on January 7, 2002.

Audit Committee Report

     In fulfilling its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal year 2001, the Audit Committee met five times, and the Audit Committee chairman, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chairman and Chief Executive Officer, Vice President of Administration and Chief Financial Officer, Vice President-Treasurer and Secretary and independent auditors prior to public release. A copy of the Audit Committee Charter is attached hereto as Annex A.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditor and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed the independent auditors audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2001 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of the independent auditors and the Board concurred in such recommendation.

     This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(d)(3)(v) of Schedule 14A.

                                                          John W. Puth
                                                          Chairman


                                                          Thomas A. Donahoe
                                                          Alexander P. Dyer
                                                          John E. Jones
                                                          Members

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of December 31, 2001 by
(i) each stockholder known by the Company to own beneficially 5 percent or more of the outstanding shares of such Common Stock, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer (hereinafter defined) of the Company and (iv) all directors of the Company and executive officers of the Company as a group. As of December 31, 2001, there were 8,701,806 shares of the Company's Common Stock outstanding. To the knowledge of the Company, each stockholder has sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote. Unless otherwise indicated in a footnote, the business address of each person is the Company's corporate address.

                                                  Number of Shares of
            Beneficial Owner                        Common Stock (1)   Percent of Class (2)
------------------------------------------        -------------------  --------------------
Jean-Pierre M. Ergas (3) .......................         360,115              4.0%

Warren J. Hayford (4) ..........................       2,080,234             23.5

Mary Lou Hayford (5) ...........................       1,821,273             20.9

James W. Milton (6) ............................         610,719              7.0

Kevin C. Kern (7) ..............................          38,745               *

Thomas N. Eagleson (8) .........................          33,334               *

Kenneth M. Roessler (9) ........................          47,591               *

Thomas A. Donahoe (10) .........................          50,417               *

Alexander P. Dyer (11) .........................         154,087              1.8

John E. Jones (12) .............................          70,417               *

John W. Puth (13) ..............................         116,787              1.3

John T. Stirrup (14) ...........................         330,810              3.8

Dimensional Fund Advisors, Inc. (15) ...........         697,350              8.0

J. & W. Seligman & Co. Incorporated (16) .......         955,000             11.0

T. Rowe Price Associates, Inc. (17) ............         899,500             10.3

Putnam Investments, LLC. (18) ..................         656,400              7.5


All Directors and Executive Officers as a
Group (11 persons) .............................       3,893,256             41.2

_________________________
*   Less than one percent.

(1) The number of shares includes shares of Common Stock subject to options exercisable within 60 days of December 31, 2001.

(2) Shares subject to options exercisable within 60 days of December 31, 2001 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others. Percentages less than one percent are denoted by an asterisk.

(3) The shares of Common Stock beneficially owned by Mr. Ergas include 231,683 shares subject to options and 18,432 shares held under the Company's 401(k) plan.

(4) The shares of Common Stock beneficially owned by Mr. Hayford include 1,821,273 shares owned directly by his wife, Mary Lou Hayford, and 92,918 shares owned directly by Mr. Hayford. In addition, the shares of Common Stock beneficially owned by Mr. Hayford include 166,043 shares subject to options. Mr. Hayford disclaims beneficial ownership of the shares owned directly by his wife.

(5) The shares of Common Stock beneficially owned by Mrs. Hayford do not include 92,918 shares owned directly by her husband, Warren J. Hayford, and do not include 166,043 shares subject to options owned directly by her husband.

(6) The shares of Common Stock beneficially owned by Mr. Milton include 72,119 shares owned directly by his wife and 57,029 owned by his wife as trustee of a trust for the benefit of Sean A. Milton. In addition, the shares of Common Stock beneficially owned by Mr. Milton include 27,533 shares subject to options. Mr. Milton disclaims beneficial ownership of the shares owned directly by his wife and the shares owned by his wife as trustee of this trust.

(7) The shares of Common Stock beneficially owned by Mr. Kern include 18,850 shares subject to options and 14,401 shares held under the Company's 401(k) plan.

(8) The shares of Common Stock beneficially owned by Mr. Eagleson include 33,334 shares subject to options.

(9) The shares of Common Stock beneficially owned by Mr. Roessler include 23,334 shares subject to options and 10,507 shares held under the Company's 401(k) plan.

(10) The shares of Common Stock beneficially owned by Mr. Donahoe include 42,917 shares subject to options.

(11) The shares of Common Stock beneficially owned by Mr. Dyer include 4,800 shares owned directly by his wife and 45,017 shares subject to options.

(12) The shares of Common Stock beneficially owned by Mr. Jones include 7,000 shares owned by his wife as trustee of a trust for the benefit of Mr. Jones' wife and children. In addition, the shares of Common Stock beneficially owned by Mr. Jones include 42,917 shares subject to options. Mr. Jones disclaims beneficial ownership of the shares owned by his wife as trustee of this trust.

(13) The shares of Common Stock beneficially owned by Mr. Puth include 45,017 shares subject to options.

(14) The shares of Common Stock beneficially owned by Mr. Stirrup include 67,708 shares subject to options.

(15) Based solely upon a Schedule13G, dated February 2, 2001, filed by Dimensional Fund Advisors Inc. ("Dimensional"), Dimensional has sole voting and sole dispositive power with respect to 697,350 shares of Common Stock. Dimensional expressly disclaims that it is the beneficial owner of such securities. Dimensional's address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(16) Based solely upon a Schedule 13G, dated February 1, 2001, filed jointly by each of J. & W. Seligman & Co. Incorporated ("Seligman") and William C. Morris ("Morris"), Seligman has shared voting power with respect to 883,924 shares of Common Stock and shared dispositive power with respect to 955,000 shares of Common Stock. Morris, as owner of a majority of the outstanding voting securities of Seligman, may be deemed to beneficially own the shares of Common Stock reported by Seligman, which include those shares separately reported by Morris. Seligman's address is 100 Park Avenue, New York, NY 10017.

(17) Based solely upon a Schedule 13G, dated October 5, 2001, filed jointly by each of T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small Cap Value Fund, Inc. ("Small Cap"), the shares of Common Stock shown as beneficially owned by Price Associates are owned by various individual and institutional investors including Small Cap (which owns 776,600 shares), for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates may be deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is the beneficial owner of such securities. Price Associates' address is 100 E. Pratt Street, Baltimore, MD 21202.

(18) Based solely upon a Schedule 13G, dated February 15, 2001, filed jointly by each of Putnam Investments, LLC. ("Putnam Investments"), Putnam Investment Management, LLC. ("Putnam Management") and Putnam Advisory Company, LLC. ("Putnam Advisory"), the shares of Common Stock shown as beneficially owned by Putnam Investments are owned by two wholly-owned subsidiaries of Putnam Investments, Putnam Management (which owns 157,600 shares) and Putnam Advisory (which owns 498,800). For purposes of the reporting requirements of the Securities Exchange Act of 1934, Putnam Investments may be deemed to be a beneficial owner of such securities; however, Putnam Investments expressly disclaims that it is the beneficial owner of such securities. Putnam Investments' address is One Post Office Square, Boston, Massachusetts 02109.

                             EXECUTIVE COMPENSATION

     The compensation of executive officers of the Company is determined by the Compensation Committee of the Board of Directors of the Company. The following table sets forth information regarding the compensation paid or accrued by the Company to Mr. Ergas, who served as Chief Executive Officer during fiscal 2001, and each of the Company's three other most highly compensated executive officers (the "Named Executive Officers") for services rendered to the Company in all capacities during fiscal years 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation                   Long Term Compensation
                                               -------------------------------- ---------------------------------
                                                                                          Awards          Payouts
                                                                                ------------------------  -------
                                                                                                                      All
                                                                                Restricted  Securities               Other
                                                                   Other Annual   Stock       Underlying   LTIP      Compen-
   Name and Principal                 Fiscal   Salary     Bonus    Compensation   Awards    Options/SARs  Payouts    sation
        Position                       Year     ($)       ($)(1)       ($)         ($)           (#)        ($)        ($)
------------------------------        -------  -------    -------   ----------- ----------  ------------  -------   ----------
Jean-Pierre M. Ergas ...........       2001    450,000    300,000       --          --       180,000(2)     --      145,188(3)
    Chairman and Chief                 2000    337,500    337,500       --          --        60,000(4)     --      133,390(5)
    Executive Officer of               1999         --         --       --          --       180,000(6)     --           --
    the Company

Kevin C. Kern ..................       2001    166,875    57,000        --          --        15,000(7)      --      13,977(8)
    Chief Financial Officer            2000    148,333    53,375        --          --         5,000(9)      --      11,561(10)
    of the Company                     1999    138,003    35,700        --          --         2,533(11)     --       9,397(12)

Thomas N. Eagleson .............       2001    205,000    167,000       --          --        80,000(13)     --          --
    Executive Vice President           2000     55,384     16,615       --          --        40,000(14)     --      10,000(15)
    of Manufacturing and               1999         --         --       --          --            --         --          --
    Engineering

Kenneth M. Roessler ............       2001    172,500    80,000        --          --        80,000(16)     --       9,024(17)
    Executive Vice President           2000     93,993    21,149        --          --        15,000(18)     --      11,964(19)
    of Sales and Marketing             1999         --        --        --          --            --         --          --

(1) Amounts shown for fiscal 1999, 2000 and 2001 were earned during fiscal 1999, 2000 and 2001, respectively, under the Company's Management Incentive Plan and were paid during fiscal 2000, 2001 and 2002, respectively.

(2) Options become exercisable in three equal annual installments with the first installment exercisable on October 12, 2001, and were granted pursuant to the Incentive Plan.

(3) The amount shown includes an accrual of $130,571 for supplemental executive retirement payments pursuant to his employment agreement, $1,117 for country club dues and $13,500 of Company matching 401(k) contributions under the Profit Sharing Plan.

(4) Options to acquire 40,000 shares became fully exercisable in January 2000. Options to acquire the other 20,000 shares become exercisable in three equal annual installments with the first installment exercisable on December 14, 2000, and were granted pursuant to the Incentive Plan.

(5) The amount shown includes an accrual of $97,928 for supplemental executive retirement payments pursuant to his employment agreement and $35,462 for consulting services and reimbursements pursuant to his employment agreement.

(6) Options become exercisable in three equal annual installments with the first installment exercisable on January 1, 2001, and were granted pursuant to the Incentive Plan.

(7) Options become exercisable in three equal annual installments with the first installment exercisable on October 12, 2001, and were granted pursuant to the Incentive Plan.

(8) The amount shown includes $5,400 for country club dues and $8,577 of Company matching 401(k) contributions under the Profit Sharing Plan.

(9) Options become exercisable in three equal annual installments with the first installment exercisable on December 14, 2000, and were granted pursuant to the Incentive Plan.

(10) The amount shown includes $4,200 for country club dues and $7,361 of Company matching 401(k) contributions under the Profit Sharing Plan.

(11) Options become exercisable in three equal annual installments with the first installment exercisable on November 16, 1999, and were granted pursuant to the Incentive Plan.

(12) The amount shown includes $4,200 for country club dues and $5,197 of Company matching 401(k) contributions under the Profit Sharing Plan.

(13) Options to acquire 40,000 shares become exercisable in three equal annual installments with the first installment exercisable on October 12, 2001. Options to acquire the other 40,000 shares become exercisable in three equal annual installments with the first installment exercisable on September 5, 2002. These 80,000 options were granted pursuant to the Incentive Plan.

(14) Options become exercisable in two equal annual installments with the first installment exercisable on May 23, 2001, and were granted pursuant to the Incentive Plan.

(15) The amount shown represents a $10,000 sign-on bonus.

(16) Options to acquire 40,000 shares become exercisable in three equal annual installments with the first installment exercisable on October 12, 2001. Options to acquire the other 40,000 shares become exercisable in three equal annual installments with the first installment exercisable on September 5, 2002. These 80,000 options were granted pursuant to the Incentive Plan.

(17) The amount shown includes $4,449 for country club dues and $4,575 of Company matching 401(k) contributions under the Profit Sharing Plan.

(18) Options become exercisable in three equal annual installments with the first installment exercisable on February 21, 2001, and were granted pursuant to the Incentive Plan.

(19) The amount shown includes a $10,000 sign-on bonus and $1,964 of country club dues.

     The Incentive Plan provides for the award of stock options, restricted shares of Common Stock, stock appreciation rights, stock indemnification rights, units valued on the basis of the long-term performance of the Company, or some combination of the foregoing to participants. The Incentive Plan covers an aggregate of 2,425,000 shares of Common Stock.

     The following tables set forth, for the Named Executive Officers, information regarding stock options granted or exercised during, or held at the end of, fiscal 2001.

                      Option/SAR Grants in Last Fiscal Year

                                                                                        Potential Realizable Value
                                                                                        at Assumed Annual Rates of
                                                                                       Stock Price Appreciation for
                                                Individual Grants                              Option Term
                             -------------------------------------------------------   ----------------------------
                                 Number of     % of Total
                                Securities      Options
                                Underlying     Granted to
                               Options/SARs     Employees    Exercise
                                 Granted           in          Price     Expiration
       Name                      (#)(1)        Fiscal Year    ($/Sh)        Date           5%($)(2)      10%($)(2)
--------------------         --------------   -------------   -------   ------------   -------------    -----------
Jean-Pierre M. Ergas ......    180,000(3)         33.4%        $4.44      10/12/10         502,613       1,273,719

Kevin C. Kern..............     15,000(4)          2.8         $4.44      10/12/10          41,884         106,143

Thomas N. Eagleson.........     40,000(5)          7.4         $4.44      10/12/10         111,692         283,049
                                40,000(6)          7.4         $6.65        9/5/11         167,286         423,935
Kenneth M. Roessler........     40,000(7)          7.4         $4.44      10/12/10         111,692         283,049
                                40,000(8)          7.4         $6.65        9/5/11         167,286         423,935


___________________________

(1) In the event of a change of control all options become fully vested and exercisable. In order to prevent dilution or enlargement of rights under the options, in the event of a reorganization, recapitalization, stock split, stock dividend, combinations of shares, merger, consolidation, distribution of assets or other change in the corporate structure of shares of the Company, the type and number of shares available upon exercise and the exercise price will be adjusted accordingly. The Management Resources, Nominating and Compensation Committee may, subject to specified limitations, advance the date on which an option shall become exercisable.

(2) Amounts reflect assumed rates of appreciation from the fair market value on the date of grant as set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.

(3) Options to acquire these shares become exercisable in three equal annual installments with the first installment exercisable on October 12, 2001, and were granted pursuant to the Incentive Plan.

(4) Options to acquire these shares become exercisable in three equal annual installments with the first installment exercisable on October 12, 2001, and were granted pursuant to the Incentive Plan.

(5) Options to acquire these shares become exercisable in three equal annual installments with the first installment exercisable on October 12, 2001, and were granted pursuant to the Incentive Plan.

(6) Options to acquire these shares become exercisable in three equal annual installments with the first installment exercisable on September 5, 2002, and were granted pursuant to the Incentive Plan.

(7) Options to acquire these shares become exercisable in three equal annual installments with the first installment exercisable on October 12, 2001, and were granted pursuant to the Incentive Plan.

(8) Options to acquire these shares become exercisable in three equal annual installments with the first installment exercisable on September 5, 2002, and were granted pursuant to the Incentive Plan.

             Aggregated Option/SAR Exercises in Last Fiscal Year and
                        Fiscal Year-End Option/SAR Values

                                                                            Number of
                                                                           Securities
                                                                           Underlying                Value of
                                                                           Unexercised          Unexercised In-the-
                                                                         Options/SARs at               Money
                                                                         Fiscal Year End          Options/SARs at
                                    Shares                                   (#)(1)              Fiscal Year End ($)
                                   Acquired          Value Realized        Exercisable/             Exercisable/
       Name                    on Exercise (2)           ($)(2)           Unexercisable             Unexercisable
-------------------            ---------------      -----------------   -----------------          ---------------
Jean-Pierre M. Ergas........         --                    --               106,667/                     --
                                                                            133,333
Kevin C. Kern...............         --                    --                 6,667/                     --
                                                                             13,333
Thomas N. Eagleson..........         --                    --                33,334/                     --
                                                                             86,666
Kenneth M. Roessler.........         --                    --                18,334/                     --
                                                                             76,666


__________________________

(1) These amounts do not include 236,700 and 21,033 options surrendered by Messrs. Ergas and Kern, respectively, in July 2001 and which the Company is obligated to reissue to Messrs. Ergas and Kern in January 2002 or shortly thereafter.

(2) As of the end of the fiscal year, none of the options held by the Named Executive Officers had been exercised.


     The following table sets forth, for the executive officers, information regarding stock options repriced during fiscal 2001.

                    Option/SAR Repricing in Last Fiscal Year

                                         Number of                           Exercise
                                        Securities       Market Price        Price at                        Length of Original
                                        Underlying       of Stock at         Time of                      Option Term Remaining
                                       Options/SARs        Time of         Repricing or                    at Date of Repricing
                                         Repriced        Repricing or       Amendment      New Exercise            or
          Name              Date      or Amended (#)     Amendment ($)       ($/Sh)          Price ($)          Amendment
 -------------------      ---------  ----------------    -------------    -------------    ------------   ---------------------
Jean-Pierre M. Ergas      7/27/01         15,000           $5.94             $10.67             (1)             49 months
   Chairman and           7/27/01         19,200           $5.94             $12.17             (1)             61 months
   Chief Executive        7/27/01          7,500           $5.94             $11.67             (1)             62 months
   Officer of the         7/27/01         15,000           $5.94             $16.50             (1)             88 months
   Company                7/27/01        180,000           $5.94             $12.75             (1)             96 months

Kevin C. Kern.........  7/27/01    1,659    $5.94    $12.67    (1)   58 months
    Chief Financial     7/27/01   11,841    $5.94    $12.67    (1)   58 months
    Officer of the      7/27/01    3,333    $5.94    $19.38    (1)   76 months
    Company             7/27/01    1,667    $5.94    $19.38    (1)   76 months
                        7/27/01      844    $5.94    $16.50    (1)   88 months
                        7/27/01    1,689    $5.94    $16.50    (1)   88 months

Thomas N. Eagleson.....   --         --       --       --      --       --
  Executive Vice
  President of
  Manufacturing and
  Engineering

Kenneth M. Roessler....  --        --        --       --      --       --
  Executive Vice
  President of Sales
  and Marketing

______________________


(1) The new exercise price will equal the fair market value of the Company's closing stock price on the date on which the Company will become obligated to reissue replacement options for the options such executive surrendered to the Company for exchange. Such issue date will be on or about January 28, 2002.

              Long-Term Incentive Plan - Awards in Last Fiscal Year

     The Company granted no long-term incentive plan awards in fiscal 2000.

Management Employment Agreements

     Jean-Pierre M. Ergas is party to an employment agreement with the Company dated as of January 1, 2000 and amended as of January 1, 2002. Under the agreement, as amended, Mr. Ergas will receive an annual base salary of $500,000 (or such higher amount determined by the Board of Directors), and will be eligible to receive an annual bonus of 60% of his base salary, based on the achievement of goals and objectives determined by the Board of Directors, and will be eligible to participate in all of the Company's employee benefits plans for which senior executive employees of the Company are generally eligible. Under the agreement, Mr. Ergas shall be recommended to the Board to receive options to purchase 36,667 shares of Common Stock for each year during the employment period, beginning in fiscal year 2001. The employment period shall end on December 31, 2004, unless terminated earlier by the resignation, death, or permanent disability or incapacity of Mr. Ergas or by the Company with or without cause. In the event Mr. Ergas' employment is terminated by the Company without cause prior to December 31, 2004, the Company shall (i) pay his base salary until the later of December 31, 2004 or the second anniversary of the date of such termination, (ii) pay his target bonus of 60% of his base salary in respect of fiscal year 2002 and the fiscal year in which his employment is terminated (or if his target bonuses have not yet been set for either such fiscal year, an amount equal to 60% of his base salary at the date of termination in lieu of the target bonus for either such fiscal year), (iii) reimburse his COBRA premium under the Company's group health plan and dental plan (if any) on a monthly basis for the lesser of the period in which he is eligible to receive such continuation coverage or 18 months (the "COBRA Period") and, (iv) upon expiration of the COBRA Period, procure individual medical and dental insurance policies for him on substantially similar terms as the coverage provided by the Company on the date of termination. In any event, the aggregate payments to Mr. Ergas on termination (or deemed termination) of the employment period by the Company without cause shall not be less than the sum of his annual base salary at the rate in effect at the date of termination, his target bonus for the fiscal year in question at the date of termination and one year's coverage under a medical and dental insurance policy. The amounts payable to Mr. Ergas described in (i)-(iv) above shall be reduced by the amount of any compensation Mr. Ergas receives with respect to any other employment during the period in which the Company is making such payments or, in the event the employment period is terminated as a result of Mr. Ergas' permanent disability or incapacity, by the amount Mr. Ergas receives with respect to any Company disability policy. In the event Mr. Ergas' employment is terminated (a) by the Company for cause, (b) as a result of Mr. Ergas' death,
(c) if the employment period expires or the Company decides not to renew this agreement at the end of any one year period following December 31, 2004 or (d) Mr. Ergas resigns and such resignation is not as a result of any material breach of this agreement by the Company which is not cured by the Company within 30 days after Mr. Ergas delivers written notice of such breach to the Board, then Mr. Ergas shall be entitled to receive his base salary through the termination date. If Mr. Ergas' employment terminates after the first anniversary of employment for any reason other than for cause, Mr. Ergas will be entitled to a monthly supplemental retirement benefit until his death (and, following his death, until the death of his surviving spouse). The monthly benefit will be equal to one-twelfth of Mr. Ergas' base salary of $500,000 in effect on January 1, 2002, multiplied by a percentage multiplier based on the age of Mr. Ergas on the retirement date (10% if Mr. Ergas is 62 years of age on the retirement date and increasing by 5% each year for five years). If the employment period is terminated by the Company without cause, because of Mr. Ergas' permanent disability or incapacity or because of Mr. Ergas' resignation after a change of control, Mr. Ergas shall be entitled to the maximum monthly retirement benefit (as if he were 67 years of age or older on such retirement date). In the event Mr. Ergas' spouse survives Mr. Ergas, she will be entitled to 50% of the monthly benefit. Mr. Ergas has agreed not to compete with the Company during the term of his employment and so long as he is receiving salary and bonus under the agreement as a result of his termination by the Company without cause (but in no event for less than eighteen months after the termination of his employment).

     Thomas Eagleson is party to an employment agreement with the Company dated as of July 1, 2000. Under the agreement, Mr. Eagleson will receive an annual base salary of $200,000 (or such higher amount determined by the Board of Directors), and will be eligible to receive an annual bonus of between 33% and 50% of his base salary, based on the achievement of goals and objectives determined by the Board of Directors, and will be eligible to participate in all of the Company's employee benefits plans for which senior executive employees of the Company are generally eligible. Under the agreement, Mr. Eagleson shall be recommended to the Board to be granted 40,000 options to purchase Common Stock, the options to vest in equal portions over a two year period beginning on the first anniversary of the date of grant. The Company shall provide Mr. Eagleson with a reasonably priced furnished apartment in Cincinnati, Ohio mutually agreed upon by both parties. The term of the employment agreement is two years, unless terminated earlier by the resignation, death or permanent disability or incapacity of Mr. Eagleson or by the Company with or without cause. In the event that Mr. Eagleson's employment is terminated by the Company without cause prior to the second anniversary of the agreement, Mr. Eagleson will be entitled to receive his base salary and health, disability and life insurance benefits until the later of the second anniversary of the agreement or the first anniversary of the termination date. The amounts payable to Mr. Eagleson if he is terminated
(i) by the Company without cause will be reduced by the amount of any compensation he receives with respect to any other employment or (ii) as a result of his permanent disability or incapacity will be reduced by the amount he receives with respect to any disability policy. Upon the Company's request from time to time, Mr. Eagleson shall furnish any such compensation or payments due to or received by him, and Mr. Eagleson shall have no obligation to seek employment during the period that he is receiving compensation from the

Company. In the event that Mr. Eagleson's employment is terminated by the Company for cause or by the resignation, death or permanent disability or incapacity of Mr. Eagleson, Mr. Eagleson shall be entitled to receive his base salary through the termination date. Mr. Eagleson has agreed not to compete with the Company during the term of his employment and so long as he is receiving salary and bonus under the agreement as a result of his termination by the Company without cause (but in no event for less than twelve months after the termination of his employment).

Consulting Arrangement

     John T. Stirrup is party to an employment agreement with the Company dated as of June 1, 1995, as amended. Pursuant to this agreement, on June 1, 2000, Mr. Stirrup's employment with the Company terminated and the Company engaged Mr. Stirrup as a non-employee consultant from June 2, 2000 until December 1, 2001. Mr. Stirrup was entitled to compensation at the rate of $350,000 per annum. This agreement was subject to earlier termination upon (i) Mr. Stirrup's resignation, death or incapacity or by the Company with cause (in which case the consulting payment would have immediately ceased) or (ii) Mr. Stirrup's permanent disability or incapacity (in which case Mr. Stirrup would have continued to receive the consulting payment reduced by any amount he received under any disability policy). In addition, pursuant to this agreement, Mr. Stirrup is entitled to deferred payments with respect to his prior services as an employee of the Company of $75,000 per year for a period of 10 years beginning on Mr. Stirrup's 70th birthday. In the event of Mr. Stirrup's death, Mr. Stirrup's surviving spouse is entitled to receive 50% of such deferred payments during such period. Mr. Stirrup agreed not to compete with the Company during the term of the consulting period and thereafter until the later of (i) the first anniversary of the expiration of the consulting period or termination of the consulting period by any party for any reason or (ii) the date on which Mr. Stirrup receives the final consulting payment after his permanent disability or incapacity.

Change in Control Agreements

     In August 2001, the Company entered into change in control agreements with each of Messrs. Ergas, Kern, Eagleson and Roessler. The agreements are a result of a determination by the Board of Directors that it is important and in the best interests of the Company and its shareholders to ensure that, in the event of a possible Change In Control of the Company, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such Change In Control. The agreements expire on the earlier of (i) the date such officer's employment with the Company terminates or (ii) the date that is 24 months following a Change In Control.

     For purposes of the agreements, the "Business" means the manufacturing of tinplate and steel packaging for consumer and industrial goods, including, but not limited to, aerosol cans, cold rolled and black plate steel pails, tinplate cans, steel ammunition boxes and material center services.

     For purposes of the agreements, a "Change In Control" means (i) the sale, transfer or other disposition of 80% or more of the Company's assets or (ii) a sale of 50% or more of the then outstanding voting stock of the Company in a single transaction or a series of related transactions.

     For purposes of the agreements, the "Separation Date" means the date on which the officer terminates his employment with the Company for good reason or the date on which the Company or successor entity terminates the officer's employment for any reason other than for cause.

     The change in control agreements are not employment agreements and do not create a contract for benefits, except as set forth therein. Each officer's employment with the Company is at-will and, at either the officer's or the Company's option, the officer's employment may be terminated at any time, with or without cause or notice.

     Jean-Pierre Ergas is party to a change in control agreement with the Company dated as of August 30, 2001 and amended as of January 1, 2002. Benefits are payable under the agreement upon a Change In Control in exchange for Mr. Ergas' continued employment with the company. The principal benefits to be provided to Mr. Ergas under the agreement are: (i) accelerated vesting of all stock options and stock grants held by Mr. Ergas as of the date of the Change In Control, provided Mr. Ergas is employed by the Company at any time during the 30 day period prior to the Change In Control, (ii) a lump sum payment equal to the sum of three times Mr. Ergas' annual base salary and one times his target incentive bonus in effect as of the date of the Change In Control (the "Separation Payment"), provided Mr. Ergas has been continuously employed within 30 days prior to or 24 months following a Change In Control and either Mr. Ergas terminates his employment for good reason or the Company or its successor entity terminates his employment for any reason other than for cause, (iii) continued payments of any executive perquisites until the later of six months from the Separation Date or the end of the calendar year in which the Separation Date occurs, (iv) reimbursement of COBRA premiums for the lesser of the period Mr. Ergas is eligible to receive such continuation coverage or for 1.5 years, (v) procurement of individual medical and dental insurance policies provided by the Company as of the Separation Date for a period of 18 months following the expiration of the COBRA period, (vi) procurement and payment of individual life insurance premiums for a period of three years following the Separation Date,
(vii) fully vested retirement benefits and (viii) an increase, if necessary, of Mr. Ergas' monthly supplemental retirement benefit to the maximum amount possible under such terms and provisions. If, during his employment with the Company or within one year after his employment with the Company ends (the "Restricted Period"), Mr. Ergas engages in the Business in North America, (a) this change in control agreement shall be rescinded, (b) Mr. Ergas shall return the entire amount of the Separation Payment, (c) the exercise, payment, delivery or sale pursuant to any stock options and/or stock grants shall be rescinded and Mr. Ergas shall return to the Company any amounts he received in connection therewith, (d) the Company's obligation to provide the benefits described in
(iii)-(viii) above shall cease and (e) Mr. Ergas shall reimburse the Company for the full cost of any payments and benefits provided to him pursuant to
(iii)-(viii) above during the Restricted Period in which Mr. Ergas engaged in the Business in North America.

     Kevin C. Kern is party to a change in control agreement with the Company dated as of August 9, 2001. Benefits are payable under the agreement upon a Change In Control in exchange for Mr. Kern's continued employment with the company. The principal benefits to be provided to Mr. Kern under the agreement are: (i) accelerated vesting of all stock options and stock grants held by Mr. Kern as of the date of the Change In Control, provided Mr. Kern is employed by the Company at any time during the 30 day period prior to the Change In Control,
(ii) a lump sum payment equal to the sum of 1.5 times Mr. Kern's annual base salary and one times his target incentive bonus in effect as of the date of the Change In Control (the "Separation Payment"), provided Mr. Kern has been continuously employed within 30 days prior to or 24 months following a Change In Control and either Mr. Kern terminates his employment for good reason or the Company or its successor entity terminates his employment for any reason other than for cause, (iii) continued payments of any executive perquisites until the later of six months from the Separation Date or the end of the calendar year in which the Separation Date occurs, (iv) reimbursement of COBRA premiums for the lesser of the period Mr. Kern is eligible to receive such continuation coverage or for 1.5 years following the Separation Date, (v) procurement and payment of individual life insurance premiums for a period of 1.5 years following the Separation Date, (vi) fully vested retirement benefits and (vii) outplacement services for a period of 12 months. If, during his employment with the Company or within one year after his employment with the Company ends (the "Restricted Period"), Mr. Kern engages in the Business in North America, (a) this change in control agreement shall be rescinded, (b) Mr. Kern shall return to the Company the entire amount of the Separation Payment, (c) the exercise, payment, delivery or sale pursuant to any stock options and/or stock grants shall be rescinded and Mr. Kern shall return to the Company any amounts he received in connection therewith, (d) the Company's obligation to provide the benefits described in (iii)-(vii) above shall cease and (e) Mr. Kern shall reimburse the Company for the full cost of any payments and benefits provided to him pursuant to (iii)-(vii) above during the Restricted Period in which Mr. Kern engaged in the Business in North America.

     Thomas N. Eagleson is party to a change in control agreement with the Company dated as of August 9, 2001. Benefits are payable under the agreement upon a Change In Control in exchange for Mr. Eagleson's continued employment with the company. The principal benefits to be provided to Mr. Eagleson under the agreement are: (i) accelerated vesting of all stock options and stock grants held by Mr. Eagleson as of the date of the Change In Control, provided Mr. Eagleson is employed by the Company at any time during the 30 day period prior to the Change In Control, (ii) a lump sum payment equal to the sum of two times Mr. Eagleson's annual base salary and one times his target incentive bonus in effect as of the date of the Change In Control (the "Separation Payment"), provided Mr. Eagleson has been continuously employed within 30 days prior to or 24 months following a Change In Control and either Mr. Eagleson terminates his employment for good reason or the Company or its successor entity terminates his employment for any reason other than for cause, (iii) continued payments of any executive perquisites until the later of six months from the Separation Date or the end of the calendar year in which the Separation Date occurs, (iv) reimbursement of COBRA premiums for the period Mr. Eagleson is eligible to receive such continuation coverage, (v) procurement of individual medical and dental insurance policies provided by the Company as of the Separation Date for a period of six months following the expiration of the COBRA period, (vi) procurement and payment of individual life insurance premiums for a period of two years following the Separation Date, (vii) fully vested retirement benefits and (viii) outplacement services for a period of 12 months. If, during his employment with the Company or within one year after his employment with the Company ends (the "Restricted Period"), Mr. Eagleson engages in the Business in North America, (a) this change in control agreement shall be rescinded, (b) Mr. Eagleson shall return to the Company the entire amount of the Separation Payment, (c) the exercise, payment, delivery or sale pursuant to any stock options and/or stock grants shall be rescinded and Mr. Eagleson shall return to the Company any amounts he received in connection therewith, (d) the Company's obligation to provide the benefits described in (iii)-(viii) above shall cease and (e) Mr. Eagleson shall reimburse the Company for the full cost of any payments and benefits provided to him pursuant to (iii)-(viii) above during the Restricted Period in which Mr. Eagleson engaged in the Business in North America.

     Kenneth M. Roessler is party to a change in control agreement with the Company dated as of August 9, 2001. Benefits are payable under the agreement upon a Change In Control in exchange for Mr. Roessler's continued employment with the company. The principal benefits to be provided to Mr. Roessler under the agreement are: (i) accelerated vesting of all stock options and stock grants held by Mr. Roessler as of the date of the Change In Control, provided Mr. Roessler is employed by the Company at any time during the 30 day period prior to the Change In Control, (ii) a lump sum payment equal to the sum of two times Mr. Roessler's annual base salary and one times his target incentive bonus in effect as of the date of the Change In Control (the "Separation Payment"), provided Mr. Roessler has been continuously employed within 30 days prior to or 24 months following a Change In Control and either Mr. Roessler terminates his employment for good reason or the Company or its successor entity terminates his employment for any reason other than for cause, (iii) continued payments of any executive perquisites until the later of nine months from the Separation Date or the end of the calendar year in which the Separation Date occurs, (iv) reimbursement of COBRA premiums for the period Mr. Roessler is eligible to receive such continuation coverage, (v) procurement of individual medical and dental insurance policies provided by the Company as of the Separation Date for a period of six months following the expiration of the COBRA period, (vi) procurement and payment of individual life insurance premiums for a period of two years following the Separation Date, (vii) fully vested retirement benefits and (viii) outplacement services for a period of 12 months. If, during his employment with the Company or within one year after his employment with the Company ends (the "Restricted Period"), Mr. Roessler engages in the Business in North America, (a) this change in control agreement shall be rescinded, (b) Mr. Roessler shall return to the Company the entire amount of the Separation Payment, (c) the exercise, payment, delivery or sale pursuant to any stock options and/or stock grants shall be rescinded and Mr. Roessler shall return to the Company any amounts he received in connection therewith, (d) the Company's obligation to provide the benefits described in (iii)-(viii) above shall cease and (e) Mr. Roessler shall reimburse the Company for the full cost of any payments and benefits provided to him pursuant to (iii)-(viii) above during the Restricted Period in which Mr. Roessler engaged in the Business in North America.

401(k) Plan

        The Company maintains a savings plan (the "Savings Plan") qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Generally, all salaried employees of the Company in the United States are eligible to participate in the Savings Plan upon their employment by the Company and become eligible for Company matching contributions after completing one year of service. For each employee who elects to participate in the Savings Plan and makes a contribution thereto, the Company makes a matching contribution of 100% of the first 4% of annual compensation contributed. The maximum contribution for any participant for any year is 15% of such participant's eligible compensation.

Management Resources, Nominating and Compensation Committee Interlocks and Insider Participation

        Messrs. Puth, Donahoe, Dyer and Jones served as members of the Management Resources, Nominating and Compensation Committee during all of fiscal 2001. The Company has no Management Resources, Nominating and Compensation Committee interlocks or insider participation relationships of such persons with the Company to report.

Management Resources, Nominating and Compensation Committee Report on Executive Compensation

        The Management Resources, Nominating and Compensation Committee reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers of the Company and develops and administers programs providing stock-based incentives. After consideration of the Management Resources, Nominating and Compensation Committee's recommendations, the entire Board reviews and approves the salaries and bonuses and the stock and benefit programs for the Company's executive officers. This Management Resources, Nominating and Compensation Committee report documents the components of the Company's executive officer compensation programs and describes the bases upon which compensation will be determined by the Management Resources, Nominating and Compensation Committee with respect to the executive officers of the Company.

         This Management Resources, Nominating and Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         Compensation Philosophy. The compensation philosophy of the Company is to link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The goals of the Company's executive compensation programs are as follows:

               . To establish pay levels that are necessary to attract and retain highly qualified executives in light of the overall competitiveness of the market for high quality executive talent.

               . To recognize superior individual performance, new responsibilities and new positions within the Company.

               . To balance short-term and long-term compensation to complement the Company's annual and long-term business objectives and strategy and to encourage executive performance in furtherance of the fulfillment of those objectives.

               . To provide variable compensation opportunities based on the Company's performance.

               .    To encourage stock ownership by executives.

               . To align executive remuneration with the interests of stockholders.

         Compensation Program Components. The Management Resources, Nominating and Compensation Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

         Base Salary. The base pay level for each of Messrs. Ergas and Eagleson is set forth in each such executive's employment agreement. Mr. Ergas' base pay level was negotiated in November 2001. Mr. Kern's base pay level was negotiated in February 2001. Mr. Eagleson's base pay level was negotiated in May 2001. Mr. Roessler's base pay level was negotiated in February 2001. See "-Management Employment Agreements."

         Annual Incentives. The annual bonuses for Messrs. Ergas, Kern, Eagleson and Roessler are determined annually by the Management Resources, Nominating and Compensation Committee. See "-

Management Employment Agreements." The Company uses annual bonuses to enhance management's contribution to stockholder returns by offering competitive levels of compensation for the attainment of the Company's financial objectives. In particular, the Company utilizes annual bonuses to focus corporate behavior on the achievement of goals for growth, financial performance and other items.

         Stock Ownership. The Management Resources, Nominating and Compensation Committee believes that it can align the interests of stockholders and executives by providing those persons who have substantial responsibility over the management and growth of the Company with an opportunity to establish a meaningful ownership position in the Company. Under the Company's Incentive Plan, the Company granted stock options to Messrs. Ergas, Kern, Eagleson and Roessler during fiscal 2001. See "-Option/SAR Grants in Last Fiscal Year." In addition, the Company granted other key employees stock options during fiscal 2001.

         Report on Repricing of Options. On July 27, 2001, the Company repurchased from certain employees, directors and other eligible option holders certain outstanding options with an exercise price of $9.00 per share or more. In connection therewith and in consideration therefor, on January 28, 2002 or shortly thereafter (the "Reissue Date"), the Company will be obligated to reissue to such persons options to acquire a number of shares equal to the number of shares subject to the surrendered options. The new options will have an exercise price equal to the closing price of the Company's Common Stock on the Reissue Date. However, if, for any reason, any person who surrendered options to the Company in connection with this offer does not continuously remain an employee or director of the Company or any of the Company's subsidiaries from July 27, 2001 through the Reissue Date, he or she will not be entitled to receive any new options or any other consideration in exchange for the options surrendered to the Company in July 2001. 50% of the new options issued to each person will be immediately exercisable on the Reissue Date and the remaining 50% will be exercisable on the first anniversary of the Reissue Date. For information regarding the options surrendered in connection with this offer by the executive officers of the Company, see the table under the heading "-Option/SAR Repricing in Last Fiscal Year" above.

         At the time of the Company's decision to commence its option repricing offer, many of the Company's outstanding options had exercise prices that were significantly higher than the market price of the Company's Common Stock. At the time, the Company believed that such options were unlikely to be exercised in the near future. By offering to repurchase certain outstanding options and issue in exchange therefor new options having an exercise price equal to the fair market value of the Company's Common Stock on the Reissue Date, the Company intended to provide option holders with the benefit of owning options possessing a greater potential to increase in value over time. The Company believed that this benefit would not only create performance incentives for options holders, many of whom are employees of the Company, but would also maximize shareholder value.

         Chief Executive Officer Compensation. The base pay level and annual incentive bonus compensation for Mr. Ergas, who has served as the Company's Chief Executive officer since January 1, 2000, was determined by the Management Resources, Nominating and Compensation Committee in its discretion based on achievement of goals and objectives determined by it and in accordance with their respective employment agreements. The Board has set Mr. Ergas' base salary for the year beginning on January 1, 2002 and ending on December 31, 2002 at $500,000 per annum, subject to increase by the Board. See "-Management Employment Agreements."

         Certain Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers, unless, in general, the compensation is paid pursuant to a plan which is performance-based, is non-discretionary and has been approved by the Company's stockholders. The Company's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible without limiting the Company's ability to attract and retain qualified executives.

         Summary. After its review of all existing programs, the Management Resources, Nominating and Compensation Committee believes that the total compensation program for executives of the Company is focused on increasing values for stockholders and enhancing corporate performance. The Management Resources, Nominating and Compensation Committee currently believes that the compensation of executive officers is properly tied to stock appreciation through stock options or stock ownership. The Management Resources, Nominating and Compensation Committee believes that executive compensation levels at the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the Management Resources, Nominating and Compensation Committee.



                                            MANAGEMENT RESOURCES, NOMINATING AND
                                            COMPENSATION COMMITTEE

                                            Alexander P. Dyer
                                            Chairman

                                            Thomas A. Donahoe
                                            John E. Jones
                                            John W. Puth
                                            Members

                                PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return on an investment of $100 since September 27, 1996 with that of the New York Stock Exchange Composite Index and the Dow Jones Complete Return Index (Complete Industrial Sector).

                        [PERFORMANCE GRAPH APPEARS HERE]



                 Measurement Period
         (Fiscal 2001, Fiscal 2000, Fiscal
        1999, Fiscal 1998, Fiscal 1997 and
                    Fiscal 1996)                 BWAY            NYSE CI            Dow Jones CRI
                    -----------                  ----            -------            -------------
                      9/27/96                  $100.00           $100.00               $100.00

                      9/26/97                  $169.66           $135.20               $134.89

                      9/25/98                  $107.07           $140.79               $136.71

                      10/1/99                  $ 77.59           $161.76               $174.92

                      9/29/00                  $ 40.86           $181.02               $181.36

                      9/28/01                  $ 52.14           $148.48               $150.65

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Milton is party to a non-competition agreement with the Company dated as of May 28, 1996. Pursuant to the terms of the agreement, Mr. Milton may not compete with, induce any employee to leave their employ with, hire any person who was an employee of, own, manage, control or render services to any business in competition with or induce any supplier, licensor or other business relation to cease doing business with the Company or any of its respective subsidiaries. In consideration of the non-competition covenants, Mr. Milton will be entitled to $2,000,000 paid by the Company in twenty equal installments of $100,000 per quarter during the term of the agreement payable on the first day of each June, October, January and April.

         The Company is party to a lease agreement with Division Street Partners ("DSP"), a limited partnership, pursuant to which the Company leases a manufacturing facility. Mr. Milton, George Milton, Patrick Milton and Michael Milton each hold (i) a 12.5% limited partnership interest in DSP and (ii) a 12.5% interest in the general partner of DSP. The Company is obligated to pay annual rent in the amount of $676,695 through the term of the lease, which ends in September 2004. The Company has the option to extend the term of the lease for one additional five-year period. Each of George Milton, Patrick Milton and Michael Milton is a brother of James W. Milton, who is a director of the Company and was Executive Vice President of the Company until his retirement in May 2001.

         The Company is party to another lease agreement pursuant to which the Company leases a warehouse from Fairmont Realty LLC ("Fairmont"), which is owned by Bill Milton, Patrick Milton, George Milton, Michael Milton and Carolyn Milton Walker. The Company is obligated to pay annual rent to Fairmont in the amount of $238,568. Each of Patrick Milton, George Milton and Michael Milton is a brother of, and each of Bill Milton and Carolyn Milton Walker is a cousin of, James W. Milton, who is a director of the Company and was Executive Vice President of the Company until his retirement in May 2001.

         Pursuant to his prior employment with the Company, David P. Hayford received $79,500 in severance from the Company in fiscal 2001. David P. Hayford is the son of Warren J. Hayford, the non-executive Vice-Chairman of the Board.

                    SOLICITATION AND EXPENSES OF SOLICITATION

         The solicitation of proxies will be made initially by mail. The Company's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Company's Common Stock. All expenses of solicitation of proxies will be paid by the Company.

                           ANNUAL REPORT AND FORM 10-K

         Copies of the Company's Annual Report to Stockholders, which includes portions of the Company's Annual Report on Form 10-K for the Fiscal Year ended September 30, 2001, are being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting of Stockholders. Stockholders not receiving a copy of the Annual Report may obtain one by writing or calling Mr. Jeffrey M. O'Connell, Vice President, Treasurer and Secretary, BWAY Corporation, 8607 Roberts Drive, Suite 250, Atlanta, Georgia 30350, telephone
(770) 645-4800.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                           FOR THE 2002 ANNUAL MEETING

         Stockholder proposals for inclusion in the Proxy Statement to be issued in connection with the 2003 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, BWAY Corporation, 8607 Roberts Drive, Suite 250, Atlanta, Georgia 30350, and must have been received by the Corporate Secretary on or before September 20, 2002. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                                                          The Board of Directors

January 18, 2002

                                                                         Annex A
                                                                         -------

                               B.WAY Corporation
                            Internal Audit Department
                Audit Committee of The Board of Directors Charter

--------------------------------------------------------------------------------

Organization
------------

The audit committee shall be composed of at least three and not more than six directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy
-------------------

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community by reviewing financial information which will be provided to the shareholders and others, the system of internal controls which management and the board of directors have established, management's assessment of business risk and the audit process.

Responsibilities
----------------

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. The committee shall have full access to the independent public accountants, the internal auditors, any of the Corporation's non-employee attorneys and advisors, and executive and financial management. Similarly, the Corporation's independent public accountants, internal auditors and executive and financial management will have full access to the committee and to the Board of Directors. It is also understood that the outside auditor is ultimately accountable to the Company's Board of Directors and that the audit committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

In carrying out these responsibilities, the audit committee will:

 .    Remain compliant with the Corporation's Audit Committee policy and procedure.

 .    Recommend to the board of directors the independent accountants to be nominated, review the independent accountant's auditing of the Corporation's financial statements, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountant.

 .    Review the formal statement submitted annually by the outside auditor describing all relationships provided by the Corporation's independent public accountants and related fees, considering the possible effect they have on the independence of such accountants.

 .    Review the scope and results of the Corporation's internal audit plans and procedures.

                               B.WAY Corporation
                            Internal Audit Department
                Audit Committee of The Board of Directors Charter

--------------------------------------------------------------------------------

  . Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

  . Review the Corporation's processes to maintain an adequate system of internal controls.

  . Review policies and procedures with respect to officer's expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or independent accountant.

                                BWAY CORPORATION
                          8607 Roberts Drive, Suite 250
                             Atlanta, Georgia 30350

                                      PROXY

                       Solicited by the Board of Directors

     The undersigned hereby appoints Jeffrey M. O'Connell, Kevin C. Kern and each of them, proxies, with power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the stock of BWAY Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 20, 2002 and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of the Company's management upon such other business as may properly come before the Annual Meeting of Stockholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1.   Election of directors.
                               [_] FOR ALL [_]  WITHHELD ALL [_]  FOR ALL EXCEPT

     Nominees: John E. Jones and John W. Puth

         (To withhold authority to vote for any nominee, strike out that nominee's name.)

2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants.

                                    [_] FOR    [_] AGAINST    [_] ABSTAIN

                     (Continued and to be signed and dated on the reverse side.)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.


                                    Please date and sign exactly as names appear on this Proxy. Joint owners should each sign. Trustees, executors, etc. should indicate the capacity in which they are signing.

                                    Dated:_________________________, 2002

                                    Signature(s):_______________________________


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